Exhibit 10-32

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of January 1, 2011, by and between Cellceutix Corporation, a Nevada corporation (“Company”), and Cellceutix Pharma, Inc., a Delaware corporation (“Cellceutix Delaware” and, together with the Company, the “Debtors”), and the secured party signatory hereto (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Company has agreed to issue to the Secured Party in substitution for the promissory note currently held by the Secured Party a Second Amended and Restated Convertible Promissory Note dated as of the date hereof (the “Amended Note”), which is convertible into shares of Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, Cellceutix Delaware has agreed to guarantee the Company’s obligations under the Amended Note pursuant to the Guaranty (the “Guaranty”) dated as of the date hereof; and

WHEREAS, in order to induce the Secured Party to accept the Amended Note, Debtors have agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to it a first priority security interest in certain property of Debtors to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Amended Note and Cellceutix Delaware’s obligations under the Guaranty.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “general intangibles” and “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)           “Collateral” means all of the property and assets of the Debtors, including the following, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i) All goods of the Debtors, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Debtors’ businesses and all improvements thereto (collectively, the “Equipment”); and

(ii) All inventory of the Debtors, including all materials, work in process and finished goods (“Inventory”); and

(iii) All of the Debtors’ contract rights and other general intangibles, including, without limitation, all Intellectual Property, all partnership interests, membership interests, stock or other securities, licenses, distribution and other agreements, computer software, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds; and

(iv) All Receivables of the Debtors including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit; and

(v) All of the Debtors’ documents, instruments and chattel paper, files, records, books of account, business papers, computer programs, investment property and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iv) above.

(b)  “Company” shall mean, collectively, Company and all of the subsidiaries of Company.

(c)           “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(d) “Obligations” means all of the Debtors’ obligations under this Agreement, the Amended Note and the Guaranty, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on, the Amended Note and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Amended Note, the Guaranty and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Debtors.

(e)  “UCC” means the Uniform Commercial Code, as currently in effect in the State of New York.

2.  Grant of Security Interest.  As an inducement for the Secured Party to purchase the Amended Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each of the Debtors hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing first lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Debtors’ right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

3.  Representations, Warranties, Covenants and Agreements of the Debtors. Each Debtor represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a)  The Debtor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by the Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Debtor and no further action is required by the Debtor.  This Agreement has been duly executed by the Debtor.  This Agreement constitutes a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(b)  The Debtor is the sole owner of the Collateral (except for non-exclusive licenses granted by the Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral, except as set forth on Schedule B.  There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral, except as set forth on Schedule B.  So long as this Agreement shall be in effect, the Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement), except as set forth on Schedule B

(c)  No part of the Collateral has been judged invalid or unenforceable.  No written claim has been received that any Collateral or the Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(d)  The Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least ten (10) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing first priority liens in the Collateral.

(e)  This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral.  Except for the filing of financing statements on Form-1 under the UCC with the jurisdictions indicated on Schedule B, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either  for the grant by the Debtor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Debtor or  for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(f)  The Debtor authorizes the Secured Party to make any and all financing statement filings deemed reasonably necessary by the Secured Party.  The Secured Party is authorized to describe the Collateral in such financing statements as “all assets”.

(g)  The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default (with or without notice, lapse of time or both), under its organizational documents, applicable law or any agreement to which the Debtor is a party or by which the Debtor is bound.  No consent (including, without limitation, from stock holders or creditors of the Debtor) is required for the Debtor to enter into and perform its obligations hereunder.

(h)  The Debtor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 11.  The Debtor hereby agrees to defend the same against any and all persons.  The Debtor shall safeguard and protect all Collateral for the account of the Secured Party.  At the request of the Secured Party, the Debtor will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Debtor shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(i)  The Debtor will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted and sales of inventory made by the Debtor in the ordinary course of business), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

(j)  The Debtor shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(k)  The Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’s security interest therein.

(l)  The Debtor shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, the execution and delivery of a separate security agreement with respect to the Company’s intellectual property (“Intellectual Property Security Agreement”) in which the Secured Party has been granted a security interest hereunder, substantially in a form acceptable to the Secured Party, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(m)  The Debtor shall permit the Secured Party and its representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Party from time to time.

(n)  The Debtor will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(o)  The Debtor shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

(p)  All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(q)  The Debtor shall at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its businesses.

(r)  The Debtor was organized and remains organized solely under the laws of the state or other jurisdiction set forth next to the Debtor’s name in  Schedule C attached hereto, which Schedule C sets forth the Debtor’s organizational identification number or, if the Debtor does not have one, states that one does not exist.  The Debtor further represents: (i) the actual name of the Debtor is the name set forth in Schedule D attached hereto; (ii) the Debtor has no trade names except as set forth on Schedule E attached hereto; (iii) the Debtor has not used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into the Debtor or been acquired by the Debtor within the past five years except as set forth on Schedule E.

(s)           The Debtor will from time to time, at the sole expense of the Debtor, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

4.  Defaults.  The following events shall be “Events of Default”:

(a)           The occurrence of an Event of Default (as defined in the Amended Note) under the Amended Note;

(b) The breach of Cellceutix Delaware’s obligations under the Guaranty;

(c) Any representation or warranty of either Debtor herein shall prove to have been incorrect in any material respect when made; or

(d) The failure by either Debtor to observe or perform any of its obligations hereunder unless, within five (5) days after delivery to such Debtor of notice of such failure by or on behalf of the Secured Party, such default is cured; or

(e) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by either Debtor, or a proceeding shall be commenced by either Debtor, or by any governmental authority having jurisdiction over such Debtor, seeking to establish the invalidity or unenforceability thereof, or either Debtor shall deny that it has any liability or obligation purported to be created under this Agreement.

5.  Duty To Hold In Trust.  Upon the occurrence of any Event of Default and at any time thereafter, the Debtors shall, upon receipt by them of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Amended Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.  If either Debtor shall become entitled to receive or shall receive any securities or other property, such Debtor agrees to (i) accept the same as the agent of the Secured Party; (ii) hold the same in trust on behalf of and for the benefit of the Secured Party; and (iii) deliver any and all certificates or instruments evidencing the same to the Secured Party on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with any necessary endorsements, to be held by the Secured Party subject to the terms of this Agreement as Collateral.

6.  Rights and Remedies Upon Default.  Upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Amended Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located).  Without limitation, the Secured Party shall have the right:

(i) Subject to the provisions of the UCC and applicable state laws, to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtors shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company’s premises or elsewhere, and make available to the Secured Party, without rent, all of the Debtors’ respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)           Upon written notice to either Debtor by the Secured Party, all rights of such Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of such Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease.  Upon such notice, the Secured Party shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of the Secured Party, to exercise in the Secured Party’s discretion all voting rights pertaining thereto.  Without limiting the generality of the foregoing, the Secured Party shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Debtors or any of its direct or indirect subsidiaries.

(iii)   The Secured Party shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon commercially reasonable terms and conditions  Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of such Debtor, which are hereby waived and released.

(iv)           The Secured Party shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Party, and to enforce each Debtor’s rights against such account debtors and obligors.

(v)           The Secured Party, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Party, or its designee.

(vi)           The Secured Party may (but is not obligated to) transfer any or all Intellectual Property registered in the name of each Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Party or any designee or any purchaser of any Collateral.

7.           Applications of Proceeds.  The proceeds of any sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Debtors any surplus proceeds.  If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 15% per annum (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency.  To the extent permitted by applicable law, the Debtors waive all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

8.           Costs and Expenses.  The Debtors agree to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party.  The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein.  The Debtors will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with the enforcement of this Agreement, the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or the exercise or enforcement of any of the rights of the Secured Party under the Amended Note.  Until so paid, any fees payable hereunder shall be added to the principal amount of the Amended Note and shall bear interest at the Default Rate.

9.           Responsibility for Collateral.  The Debtors assume all liabilities and responsibility in connection with all Collateral, and the obligations of the Debtors hereunder or under the Amended Note shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.   Without limiting the generality of the foregoing, (a) in no event shall the Secured Party (i) have any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) have any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder.  The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of either Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times.

10.           Security Interest Absolute.  All rights of the Secured Party and all Obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of:  (a) any lack of validity or enforceability of this Agreement, the Amended Note, the Guaranty or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Amended Note, the Guaranty or any other agreement entered into in connection with the foregoing;  (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Debtors, or a discharge of all or any part of the Security Interest granted hereby.  Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  The Debtors expressly waive presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance.  In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Debtors’ obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  The Debtors waive all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy.  The Debtors waive any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

11.           Term of Agreement.  This Agreement and the Security Interest shall terminate on the date on which all payments under the Amended Note have been made in full and all other Obligations have been paid or discharged.  Upon such termination, the Secured Party, at the request and at the expense of the Debtors, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

12.           Power of Attorney; Further Assurances.

(a)  The Debtors authorize the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Debtors’ true and lawful attorney-in-fact, with power, in its own name or in the name of the Debtors, to, after the occurrence and during the continuance of an Event of Default,  endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party;  to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral;  to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral;  to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and  generally, to do, at the option of the Secured Party, and at the Debtors’ expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, the Amended Note and the, all as fully and effectually as the Debtors might or could do; and the Debtors hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b)  On a continuing basis, the Debtors will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B, attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all the Collateral.

(c)  The Debtors hereby irrevocably appoint the Secured Party as the Debtors’ attorney-in-fact, with full authority in the place and stead of the Debtors and in the name of the Debtors, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Debtors where permitted by law.

13.           Notices.  All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given if delivered by hand, upon receipt, if sent by facsimile, upon receipt of proof of sending thereof, if sent by nationally recognized overnight delivery service (receipt requested), the next business day or if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to the Company:	If to Cellceutix Corporation:

Cellceutix Corporation
100 Cummings Center, Suite 151-B
Beverly, Massachusetts 01915

Telephone:  (978) 921-0404
Facsimile:  (339) 222-1749

If to Cellceutix Pharma, Inc.:

Cellceutix Pharma, Inc.
c/o Cellceutix Corporation
100 Cummings Center, Suite 151-B
Beverly, Massachusetts 01915

Telephone:  (978) 921-0404
Facsimile:  (339) 222-1749

In both cases, with a copy to:

Tarter, Krinsky & Drogin, LLP
New York, NY 10018
Attention:  Peter Campitiello, Esq.
Telephone:  (212) 216-8085
Facsimile:   (212) 216-8001

If to the Secured Party:

Putnam Partners, LLC
Attn: Glenn S. Meyers
9 Brookridge Drive
Greenwich, CT 06830

Facsimile: (203) 661-4407

With a copy to:

Black & Associates
350 Fifth Avenue, Suite 6710
New York, NY 10118
Attn: Louis E. Black, Esq.
Telephone: (212) 564-4972
Facsimile:  (646) 349-5045

14.           Other Security.  To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’s rights and remedies hereunder.

15.           Miscellaneous.

(a)  No course of dealing between the Debtors and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Amended Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)  All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Amended Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)  This Agreement (together with the related agreements contemplated hereby) constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.  No provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d)  In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.  If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e)  No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f)  This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g)  Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)  This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of New York in which case such law shall govern.  Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any New York State or United States Federal court sitting in Manhattan county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens.

(i)  EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVED IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION.  THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(j)  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(k) The Debtors shall indemnify, reimburse and hold harmless the Secured Party and its partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Amended Note or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

SECOND AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$166,942.21	Date: January 1, 2011

FOR VALUE RECEIVED, the undersigned, Cellceutix Corporation, a Nevada corporation (the "Maker") with offices at 100 Cummings Center, Suite 151-B, Beverly, MA  01915, promises to pay to the order of Putnam Partners, LLC (the “Holder”), having an address at 9 Brookridge Drive, Greenwich, CT 06830 or its successor or assigns, in lawful money of the United States of America, the principal sum of One Hundred and Sixty Six Thousand, Nine Hundred Forty Two dollars and 21/100 ($166,942.21) and will be payable pursuant to the following terms:

WHEREAS, on May 07, 2008, the parties hereto entered into a Convertible Promissory Note in the amount of One Hundred Thirty-Three Thousand, Three Hundred and Thirty-Three dollars and 33/100 ($133,333.33) (the "Original Note") pursuant to which as of the Maturity Date of the Original Note the sum of zero dollars ($0) of the principal has been paid to the Holder, and Nineteen Thousand and Thirty-Five dollars and 62/100 ($19,035.62) of interest has accrued (the “Accrued Interest – Original Note”).

WHEREAS, on December 31, 2009, an additional amount of Seven Hundred Eighty-Nine dollars and 04/100 ($789.04) of interest has accrued after the Maturity Date of the Original Note (the “Accrued Interest – Post Maturity Date Original Note”).

WHEREAS, on January 1, 2010, the parties hereto entered into an Amended and Restated Convertible Promissory Note (the “Amended Note”) in the amount of One Hundred Fifty Three Thousand, One Hundred and Fifty-Seven dollars and 99/100 ($153,157.99).

WHEREAS, $13,784.22 of additional interest has accrued on the Amended Note as of the end of business on December 31, 2010.

WHEREAS, the parties hereto wish to extend the maturity date of the loan represented by the Amended Note by executing this Second Amended and Restated Convertible Promissory Note (this “Note”), with a new maturity date and a new Guaranty and Security Agreement dated as of the date of this Note.

This Note replaces and supersedes in its entirety the Original Note, the Accrued Interest – Original Note, the Accrued Interest – Post Maturity Date Original Note and the Amended Note by the Maker to the Holder, which Original Note, Accrued Interest – Original Note, Accrued Interest – Post Maturity Date Original Note, and Amended Note shall be deemed and are hereby cancelled.

1.           Payment.  The face amount of this Note and interest thereon at the rate of nine percent (9%) per annum,  shall be due and payable in full  at the offices of the Holder by 12 a.m. Eastern Standard Time, December 31, 2011 (the “Due Date”) unless an extension is mutually agreed to by the parties in writing.  If any amount payable under this Note is not paid in full when due, the outstanding principal and interest owed hereunder shall be due and payable in full together with interest thereon from the date of such default at the rate of fifteen percent (15%) per annum or the highest rate permitted by applicable law, if lower.

2.           Waiver of Presentment, Etc. The Maker of this Note hereby waives presentment of payment, demand, notice of non-payment and dishonor, protest and notice of protest; and waives trial by jury in any action or proceeding arising on, out of, under or by reason of this Note.  The rights and remedies of the Holder under this Note shall be deemed cumulative, and the Holder’s exercise of any right or remedy hereunder shall not be regarded as barring any other right or remedy that the Holder may have in law or in equity. The institution of any action or recovery of any portion of the indebtedness evidenced by this Note shall not be deemed a waiver of any other right of the Holder hereto.

3.           Conversion.

A.           Conversion.  At any time and at the Holder’s sole discretion, the Holder may convert all or any portion of the outstanding principal and interest due under this Note to be paid at maturity into a number of shares of the Maker’s common stock, par value $0.001 (the “Common Stock”) equal to such unpaid principal and interest divided by the price of $0.50 per share of Common Stock (the “Conversion Price”).

B.           Manner of Conversion.  Holder shall give Maker five (5) days prior written notice of its election to convert (the “Notice of Conversion”) any portion of principal due under this Note into shares of the maker’s Common Stock (the “Convertible Shares”).  In the Notice of Conversion, the Holder shall specify the amount of principal and interest sought to be converted together with the number and denomination of certificates, if more than one, to be prepared and delivered representing the Convertible Shares. The Maker shall, within five (5) business days of its receipt of the Notice of Conversion, issue the Convertible Shares and cause its transfer agent to transfer and deliver to the Holder such certificate or certificates.

C.           Reservation of Common stock.  The Maker shall take or has taken all steps necessary to reserve a sufficient number of its authorized but unissued shares of Common Stock for issuance of the Convertible Shares upon conversion of this Note.

D.           Adjustment of Conversion Rate.  The rate at which each Convertible Share may be converted into common stock of the Maker (hereinafter called the “Conversion Rate”) shall be subject to the following adjustments:

(i)  Any dividend to holders of Common Stock in shares of Common Stock shall be considered a subdivision of the outstanding shares of common stock and an adjustment in the Conversion Rate shall be made with respect to the subdivision of outstanding shares of common stock; and

(ii)  In case the Maker shall be reorganized or recapitalized or shall be consolidated with or merged into another Maker, or shall sell or transfer its property and assets as, or substantially as, an entirety, proper provisions shall be made as part of the terms of such reorganization, recapitalization, consolidation, merger, sale or transfer whereby the holder of any Convertible Shares outstanding immediately prior to such event shall thereafter be entitled to such conversion rights with respect to securities of the Maker resulting from such reorganization, recapitalization, consolidation or merger, or to which such sale or transfer shall be made, as shall be substantially equivalent to the conversion rights provided for herein with respect to such Convertible Shares;

E.           Limitation on Conversions.

(i)           Notwithstanding anything to the contrary set forth in this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with sixty-one (61) days advance written notice (the “Waiver Notice”) that the Holder would like to waive this Section 3(E)(i) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3(E)(i) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.

(b)           Notwithstanding anything to the contrary set forth in this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with a Waiver Notice, sixty-one (61) days in advance, that the Holder would like to waive Section 3(E)(ii) of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3(E)(ii) shall be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.

4.  Events of Default.   If one or more of the following events shall occur:

                      A.            The Maker shall fail to pay any installment of principal or interest due under this Note; or

B.           Any Change of Control of the Maker.  “Change of Control” shall mean (a) the acquisition (in one transaction or a series of related transactions) of ownership or voting control of shares of the Maker’s capital stock representing more than 50% of the aggregate voting power represented by all of the issued and outstanding shares of the Maker’s capital stock by any Person or Group (within the meaning of Rule 13d-3 promulgated under the Exchange Act), other than any existing holders of the Maker’s capital stock or any entity in which one or more of such holders hold, directly or indirectly, at least 50% of the aggregate voting power; or (b) the sale of all or substantially all of the assets of the Maker to any entity not controlled by, controlling, or under common control with, the Maker; or

C.           The making of a general assignment for the benefit of creditors by the Maker, Cellceutix Delaware or any guarantor; or

D.           The filing of any petition or the commencement of any proceeding by or against the Maker, Cellceutix Delaware or any other guarantor for any relief under any bankruptcy, or insolvency laws or any laws related to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions; or

E.           The appointment of a receiver of or the issuance of or making of a writ or order of attachment or garnishment against, a majority of the property or assets of the Maker, Cellceutix Delaware or any guarantor; or

F.           The filing of a tax lien or warrant or judgment in favor of the United States of America or the State of Nevada in an amount in excess of Ten Thousand ($10,000) Dollars where said lien or judgment is not satisfied and discharged within ten (10) days from the date of such filing;

G.           The Maker or any guarantor shall have breached any of its obligations under the Security Agreement (the “Security Agreement”), dated as of the date hereof, among the Maker, Cellceutix Pharma, Inc., a Delaware corporation (“Cellceutix Delaware”), and the Holder or Cellceutix Delaware shall have breached its obligations under the Guaranty, dated as of the date hereof, delivered to the Holder; or

H.           (i) The Maker or Cellceutix Delaware shall default on any of its respective obligations under any mortgage, credit agreement, indenture, note or other agreement under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that involves an obligation in excess of Fifty Thousand Dollars ($50,000) or (ii) any monetary judgment, writ or similar final process shall be entered or filed against the Maker or Cellceutix Delaware or any of their respective properties or assets for more than Fifty Thousand Dollars ($50,000), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 20 calendar days.

then and in such event (an “Event of Default”), the Maker will be deemed to have defaulted under this Note and the Holder may exercise any and all rights and remedies granted hereunder and under law, including, without limitation, at the Holder’s election, acceleration of all outstanding principal and interest due hereunder.

5.           Holder’s Investment Intent. The Holder has been advised, and by the acceptance of this Note, hereby agrees, accepts and acknowledges:

A.           That neither this Note nor any of the Convertible Shares to be delivered hereunder shall have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under state securities law, and that both the Maker and its present management are relying upon an exemption from registration based upon the investment and other representations of the Holder;

B.           The Holder, upon exercise of the conversion privileges of this Note, will be acquiring the Convertible Shares for investment purposes and without any view to the transfer or resale thereof and that such Convertible Shares shall not be sold, transferred, assigned, pledged or hypothecated in any violation of the Securities Act, or the applicable securities laws of any state;

C.           The Holder further covenants and agrees that the certificates representing all of the Convertible Shares shall be the subject of a stop transfer order on the books and records of the Maker or its transfer agent and shall bear a restrictive legend in substantially the following form:

"The shares represented by this certificate have not been registered under the Securities Act of 1933 as amended. They may not be sold, assigned or transferred in the absence of an effective registration statement for the Shares under the said Securities Act, receipt of a 'no action' letter from the Securities and Exchange Commission or an opinion of counsel satisfactory to the Corporation that registration is not required under said Securities Act."

6.           Notices.  Any notice required or contemplated by this Note shall be deemed sufficiently given if delivered in person or sent by registered or certified mail or priority overnight package delivery service to the address of the Party entitled to notice set forth herein or at such other address as the same may designate in a notice for that purpose.  All notices shall be deemed to have been made upon receipt, in the case of mail or personal delivery, or on the next business day, in the case of priority overnight package delivery service.

7.           Attorneys Fees. The Maker hereby agrees to pay the Holder’s attorneys fees, disbursements and expenses incurred by the Holder in connection with the enforcement of the Holder’s rights under this Note.

8.           Headings.  The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

9.           Laws of the State of New York.  This Note shall be deemed to be made, executed and delivered in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of New York, irrespective of the place of domicile or residence of the Maker. In the event of controversy arising out of the interpretation, construction, performance or breach of  this Note, the Parties hereby agree and consent to the jurisdiction and venue of the Supreme Court of the State of New York, New York County; or the United States District Court for the Southern District of New York, and further agree and consent that personal service or process in any such action or proceeding outside of the State of New York and in New York County shall be tantamount to service in person or within the State of New York and in New York County and shall confer personal jurisdiction and venue on either of the said courts.

10.           Prepayment.  The Maker shall have the right to prepay the Note on 30 days prior written notice to the Holder without penalty.

11.           Notices of Record Date, Etc. in the Event of Certain Events.  The Maker shall furnish the Holder with 30 days advance written notice of any of the following action:

A.  Any capital reorganization of the Maker, any reclassification or recapitalization of the capital stock of the Maker or any transfer of all or substantially all of the assets of the Maker to any other person or any consolidation or merger involving the Maker; or

B.  Any voluntary or involuntary dissolution, liquidation or winding-up of the Maker. In such event, the Maker will mail to the Holder at least 30 days prior to the earliest date specified in the legal document filed with a court of competent jurisdiction and/or any governmental authority, a notice specifying:

(i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

(ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon; or

C. Any taking by the Maker of a record of the holders of any class of securities of the Maker for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right.

12.           Assignment and Binding Effect.  This Note is binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

13.             Loss, Theft, Destruction or Mutilation.  In case this Note shall become mutilated or defaced or be destroyed, lost or stolen,  the Maker shall execute and deliver a new Note in exchange for and upon surrender and cancellation of such mutilated or defaced Note or in lieu of and in substitution for such Note so destroyed, lost or stolen, upon the Holder of such Note filing with the Maker evidence reasonably satisfactory to  the Maker that such Note has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder as may be necessary; provided, however, that the Maker shall be entitled, as a condition to the execution and delivery of such new Note, to demand indemnity satisfactory to it and payment of reasonable expenses and charges incurred in connection with the delivery of such new Note.

14.             Captions.  The captions herein are included for convenience of reference and shall be ignored in the construction or interpretation hereof.

15.             Entire Agreement.  Each of the Parties hereby covenants that this Note, along with the Guaranty and the Security Agreement, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the Parties hereby with respect to the subject matter of this Note, and that there exists no oral agreement or understanding, express or implied liability, other than the Guaranty and the Security Agreement, whereby the absolute, final and unconditional character and nature of the Note shall be in any way invalidated, empowered or affected.

CELLCEUTIX CORPORATION

By: ___________________________________
       Leo Ehrlich, Chief Financial Officer
       and acting Chief Executive Officer

AMENDED AND RESTATED GUARANTY

AMENDED AND RESTATED GUARANTY (this "Guaranty"), dated as of January 1, 2011, by Cellceutix Pharma, Inc., a Delaware corporation with an address of 100 Cummings Center, Suite 151-B, Beverly, MA 01915 (the "Guarantor"), in favor of Putnam Partners, LLC (the "Secured Party").

WHEREAS, the Guarantor is a subsidiary or affiliate of Cellceutix Corporation (the "Borrower"); and

WHEREAS, in accordance with a certain Second Amended and Restated Convertible Promissory Note, dated as of the date hereof (the "Amended Note"), executed by the Borrower, and certain related agreements between the Borrower and the Secured Party (collectively, as amended, restated, or extended from time to time, the "Loan Documents"), the Secured Party has agreed to continue to loan to the Borrower One Hundred and Sixty Six Thousand, Nine Hundred Forty Two dollars and 21/100 ($166,942.21)  (the "Loan"); and

WHEREAS, the Secured Party's willingness to extend and continue the Loan is conditioned upon the Guarantor executing and delivering this Guaranty; and

WHEREAS, the aforesaid Loan will be beneficial to the Guarantor inasmuch as the proceeds of the Loan to the Borrower will indirectly benefit the Guarantor;

NOW, THEREFORE, in order to induce the Secured Party to make the Loan to the Borrower pursuant to the Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

1.
Guaranty of Payment and Performance. The Guarantor hereby guarantees to the Secured Party the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Borrower to the Secured Party, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired (whether by way of discount, letter of credit, lease, loan, overdraft or otherwise), including without limitation all obligations under the Amended Note and the other Loan Documents (collectively, the "Obligations"). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Secured Party first attempt to collect any of the Obligations from the Borrower or resort to any security or other means of obtaining their payment. Should the Borrower default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Secured Party, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Secured Party on any number of occasions.

2.
Guarantor's Agreement to Pay. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Secured Party, on demand, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Secured Party in connection with enforcement of this Guaranty, together with interest on amounts recoverable under this Guaranty from the time such amounts become due under this Guaranty until payment, at the rate per annum equal to the default rate set forth in the Amended Note; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

3.
Unlimited Guaranty. The liability of the Guarantor hereunder shall be unlimited to the extent of the Obligations and the other obligations of the Guarantor hereunder (including, without limitation, under Section 2 above).

4.
Waivers by Guarantor; Secured Party's Freedom to Act. The Guarantor agrees and warrants that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Party with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available to Borrower by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation (provided, that, the obligations of the Guarantor hereunder shall be appropriately modified to reflect any amendment or modification of the Obligations); (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights the Secured Party may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Secured Party might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of any other guarantor, all of which may be done without notice to the Guarantor.

5.
Unenforceability of Obligations Against Borrower. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

6.
Subrogation; Subordination. Until the payment and performance in full of all Obligations, the Guarantor shall not exercise any rights against the Borrower arising as a result of payment by any Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Secured Party or its affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Borrower in respect of any liability of the Guarantor to the Borrower; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Secured Party. The payment of any amounts due with respect to any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, after the expiration of any applicable cure period, it will not demand, sue for or otherwise attempt to collect after such time any such indebtedness of the Borrower to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Secured Party and be paid over to the Secured Party on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

7.
Further Assurances. The Guarantor agrees to do all such things and execute all such documents, as the Secured Party may consider reasonably necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Secured Party hereunder.

8.
Termination; Reinstatement. This Guaranty shall remain in full force and effect until the Obligations (other than contingent indemnity obligations) are paid in full or otherwise satisfied (including by the conversion in full of the Amended Note) and not subject to any recapture or preference in bankruptcy or similar proceedings, and the Secured Party has no further commitment to extend credit to the Borrower. This Guaranty shall continue to be effective or be reinstated, notwithstanding any notice or termination, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

9.
Successors and Assigns. This Guaranty shall be jointly and severally binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Secured Party and their successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Secured Party may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Secured Party herein.

10.
Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

11.
Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered to the addresses, and in accordance with the procedure, set forth in the Amended and Restated Security Agreement (the “Security Agreement”) executed by the undersigned as of the date hereof.

12.
Governing Law; Consent to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflicts of laws provisions. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 11 hereof. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court. Any enforcement action relating to this Guarantee may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

13.
WAIVER OF JURY TRIAL. THE GUARANTOR AND, BY THEIR ACCEPTANCE OF THIS GUARANTY, THE SECURED PARTY, HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF: (A) THIS GUARANTY OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THE OBLIGATIONS; (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; OR (C) ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING BETWEEN THE GUARANTOR AND THE SECURED PARTY.

14.
Certain References. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, persons, entity or entities may require. The terms "herein", "hereof' or "hereunder" or similar terms used in this Guaranty refer to this entire Guaranty and not only to the particular provision in which the term is used.

15.
Miscellaneous. This Guaranty, together with the Security Agreement and the Amended Note, constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of anyone or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural, masculine, feminine and generic forms of the terms defined.

IN WITNESS WHEREOF, the Guarantor has caused this Amended and Restated Guaranty to be executed and delivered as of the date appearing in the introductory paragraph of this Amended and Restated Guaranty.

CELLCEUTIX PHARMA INC.

By:           ______________________________
Name:           Leo Ehrlich
Title:           Chief Financial Officer and
acting Chief Executive Officer